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                                                                    Exhibit 10.2

                      FIRST LEASE MODIFICATION AGREEMENT


     Agreement dated December 18, 2000 between ABNER PROPERTIES COMPANY, c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017, (hereinafter referred to as "Landlord") and ALLOY ONLINE INC., a Delaware corporation, having an office at 151 West 26/th/ Street, New York, New York (hereinafter referred to as "Tenant").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Landlord and Tenant entered into that certain lease agreement dated November 2, 1999, (hereinafter, together with any modifications, amendments and extension thereof, if any, collectively referred to as the "Lease"), Tenant leased from Landlord the entire eleventh (11/th/) floor, as now occupied (the "Original Demised Premises") in the building known as 151 West 26/th/ Street, New York, New York (the "Building") for a term expiring on February 28, 2010; and

     WHEREAS, Tenant seeks to amend the Lease so that it may lease additional space known as a portion of the tenth (10/th/) floor known as 10/th/ floor rear, as now divided (the "Additional Space") in the Building from Landlord for the balance of the Lease term Tenant is leasing the Original Demised Premises. A sketch plan of the Additional Space is annexed hereto marked Exhibit "B".

     WHEREAS, Landlord has agreed to permit Tenant to add the Additional Space to the Original Demised Premises subject to the terms, covenants and conditions of the Lease, as modified by this agreement; and

     WHEREAS, Tenant and Landlord wish to modify the Lease as set forth below.

     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto mutually covenant and agree as follows:

     1. Effective as of the "Additional Space Commencement Date" the Additional Space shall be added to the Original Demised Premises under all applicable terms and conditions of the Lease, except as provided for herein and the premises demised to Tenant shall consist of the Original Demised Premises and the Additional Space. Except as otherwise indicated by this agreement or as may otherwise be inapplicable or inconsistent herewith, such extension and modification shall be upon all the same terms, provisions, covenants and conditions as are contained in the Lease except that the work to be performed by Landlord on behalf of Tenant, with respect to the Additional Space only, is indicated on Exhibit "A" annexed hereto.

     2. As of the Additional Space Commencement Date the following amendments to the Lease with respect to the Additional Space only, shall become effective, the intent herein being that Tenant shall pay both the charges set forth in the manner set forth in the Lease for the Original
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Demised Premises and the charges set forth herein in the manner set forth herein for the Additional Space:

     (i)  the "annual rental rate" shall be:

          (a) Two Hundred Two Thousand Five Hundred ($202,500.00) Dollars per year from the Additional Space Commencement Date to the last day of the First (1st) Lease Year (defined below);

          (b) Two Hundred Eight Thousand Five Hundred Seventy Five ($208,575.00) Dollars per year from the first day of the Second (2nd) Lease Year to the last day of the Second (2nd) Lease Year;

          (c) Two Hundred Fourteen Thousand Eight Hundred Thirty Two ($214,832.00) Dollars per year from the first day of the Third (3rd) Lease Year to the last day of the Third (3rd) Lease Year;

          (d) Two Hundred Twenty One Thousand Two Hundred Seventy Seven ($221,277.00) Dollars per year from the first day of the Fourth (4th) Lease Year to the last day of the Fourth (4th) Lease Year;

          (e) Two Hundred Fifty Thousand Four Hundred Sixteen ($250,416.00) Dollars per year from the first day of the Fifth (5th) Lease Year to the last day of the Fifth (5th) Lease Year;

          (f) Two Hundred Fifty Seven Thousand Nine Hundred Twenty Eight ($257,928.00) Dollars per year from the first day of the Sixth (6th) Lease Year to the last day of the Sixth (6th) Lease Year;

          (g) Two Hundred Sixty Five Thousand Six Hundred Sixty Six ($265,666.00) Dollars per year from the first day of the Seventh (7th) Lease Year to the last day of the Seventh (7th) Lease Year;

          (h) Two Hundred Seventy Three Thousand Six Hundred Thirty Six ($273,636.00) Dollars per year from the first day of the Eighth (8th) Lease Year to the last day of the Eighth (8th) Lease Year; and

          (i) Two Hundred Eighty One Thousand Eight Hundred Forty Five ($281,845.00) Dollars per year from the first day of the Ninth (9th) Lease Year to and including February 28, 2010;

     (ii) the additional rent due for the use of water, as set forth in Article 29 of the Lease, and the contract price for sprinkler advisory service, as set forth in Article 30 of the Lease, shall be $40.00 each per month to reflect the addition of the Additional Space;
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     (iii) Tenant's Proportionate Tax Share, as set forth in Article 41 of the
Lease shall be 4.167% to reflect the addition of the Additional Space and the base year utilized for computing rent due to Real Estate Tax Increases as set forth in Article 41 shall be calendar year 2001; and

     (iv) the Tenant's Share, as set forth in Article 71 (A)(v) of the Lease shall be 4.167% to reflect the addition of the Additional Space and the base year utilized for computing rent due to Utility Escalations as set forth in
Article 71(A)(iii) shall mean the calendar year 2000.

     (v) "Lease Year" means successive twelve (12) calendar month periods commencing on the first day of the calendar month which follows the Additional Space Commencement Date unless the Additional Space Commencement Date is the first day of the month, in which event the First Lease Year shall begin on the Additional Space Commencement Date and each Lease Year thereafter shall begin on the anniversary of the Additional Space Commencement Date.

     2A.   Anything herein to the contrary notwithstanding, and provided Tenant is not then in default in any of the terms, covenants and conditions of the Lease and this Modification Agreement, fixed rent payable hereunder for the first three (3) months of the First Lease Year term of the Additional Space shall each abate by $16,875.00 per month.

     Tenant shall pay the first month's rent due (the first month following abatement period) and first month's water/sprinkler charge on execution of this Lease Modification Agreement.

     2B.   Commencement/Expiration Date:
           -----------------------------

           (i) Anything contained herein to the contrary notwithstanding, the term of the lease for the Additional Space shall commence on the date (the "Additional Space Commencement Date") on which Landlord gives notice to Tenant that the work required to be performed by Landlord under the Workletter attached hereto as Exhibit "A" ("Landlord's Work") is substantially completed ("Substantial Completion") (except for Workletter No. 2, installation of windows, which shall be completed within six (6) months from date Landlord obtains possession of the Additional Space from the existing tenant), or the date on which Tenant (or its agent) uses or occupies any portion of the demised premises, whichever occurs first. The Tenant may inspect the Additional Space as to progress of Landlord's Work and may take measurements for Tenant's own installation work provided Tenant does not interfere with Landlord's Work. As soon as the Additional Space Commencement Date is known, Landlord and Tenant shall execute a memorandum confirming the same on demand, but any failure to execute such a memorandum shall not affect said date.

          (ii) The term of the lease for the Additional Space (the "Term") shall expire, unless sooner terminated as provided herein, on February 28, 2010 (the "Expiration Date"). If the Additional Space Commencement Date is not the first day of a calendar month, the first monthly installment of the fixed rent paid upon execution of this Lease Modification Agreement shall be prorated on the first day of the month which follows the Commencement Date with Tenant to be credited for the portion of the previous month which elapsed prior to the Commencement Date.

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     2C.  Delay in Substantial Completion:   If Substantial Completion of
          --------------------------------
Landlord's Work is delayed by reason of any Tenant Delay (as hereinafter defined) and/or Tenant's performance of any work that Tenant performs with Landlord's permission in the demised premises during the course of Landlord's Work, the date of Substantial Completion shall be accelerated by one (1) day for each day of delay and in addition Tenant shall pay to Landlord as additional rent within ten (10) days after demand therefor all costs and disbursements which Landlord actually sustains by reason of such delay. In no event shall Landlord be required to commit additional personnel to the performance of Landlord's Work to negate a Tenant Delay. If Tenant pays any sum due hereunder later than ten (10) days after the date of request therefor by Landlord, then Tenant shall pay, as additional rent, interest on the unpaid sum at the maximum legal rate from the date of Landlord's request.

     The term "Tenant Delay" shall mean any delay that Landlord may encounter in the completion of Landlord's Work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architect or employees, in the performance of Tenant's obligations under this lease, including, but not limited to:

          (a) Any delay in submission of or inadequacy of the information which must be provided by Tenant to Landlord which is necessary for Landlord to complete Landlord Work.

          (b) Any delay due to changes made by or on behalf of Tenant, at Tenant's request, regarding Landlord's Work.

          (c) Any delay due to Tenant's request for items to be installed within the demised premises that have a delivery date which does not provide sufficient time for installation prior to the otherwise anticipated date of Substantial Completion or that will delay the installation of any other item of Landlord's Work; and

          (d) Any delay due to Tenant performing work or otherwise interfering with Substantial Completion of Landlord's Work.

     3. Effective upon execution of this agreement, the following modification shall apply to both the Original Demised Premises and the Additional Space:

     Article 76 is hereby deemed added to the Lease:

     "76. ASBESTOS:  Promptly subsequent to the full execution of this lease
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and delivery of same to both parties hereto, Landlord agrees to provide Tenant with an ACP-5 certificate, or comparable certificate providing in effect that plans for alterations to be performed to the demised premises may be filed by the New York City Department of Buildings as a "no asbestos" project and that no action need be taken regarding asbestos with respect to the demised premises. In addition, Landlord will be responsible, at its sole cost and expense, to promptly encapsulate or remove any friable asbestos in the demised premises, provided however that any violations of laws relating to asbestos caused by Tenant's construction shall be remedied by Tenant at its sole cost and expense."
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     4.   The Existing Security Deposit indicated below is the sum which had been deposited by Tenant as security under the Lease. The Additional Security Deposit indicated below is the amount by which the Existing Security Deposit shall be increased by Tenant on the date this agreement is executed by Tenant to account for Tenant's leasing of the Additional Space. The Existing Security Deposit and the Additional Security Deposit shall together be held as the security in accordance with the terns and provisions of the Lease.

     Existing Security Deposit:      $134,085.00

     Additional Security Deposit:    $101.730.00
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                    Total            $235,815.00

     5.   Landlord represents that the Additional Space is currently occupied by
N. Y. Creation Enterprise Ltd. ("N. Y. Creation") as Tenant under Lease with an expiration date of March 31, 2001. Said N. Y. Creation has indicated to Landlord that it will surrender possession of the Additional Space on or before December 31, 2000. Landlord's Surrender/Termination of Lease Agreement has been forwarded to N. Y. Creation for its execution and delivery to Landlord.
Landlord agrees that it will commence its work under the Workletter herein promptly upon its receipt of possession of the Additional Space from N. Y. Creation. However, the Landlord shall not be liable to Tenant herein for failure on the part of N. Y. Creation to give Landlord possession of the Additional Space and the provisions of Article 24 of the Lease are fully applicable to this Lease Modification Agreement.

     6. Landlord shall provide three hundred (300) AMP three (3) phase electric service to the Additional Space. Landlord represents that said electric service to the Additional Space is separately metered. Provided the Tenant is not then in default under the Lease beyond applicable notice and cure period, Tenant may in writing request Landlord to provide an additional one hundred (100) AMP three (3) phase electric service to the Additional Space. Any such additional AMP electric service cost, including but not limited to installation charge and a connection charge of $150.00 per each Ampere shall be paid by Tenant to Landlord promptly upon billing therefor by Landlord. Said cost and charges shall be deemed Additional Rent payable by Tenant.

     7. In addition to the foregoing, the Landlord shall not be bound by any representations, understandings, promises or agreements not contained in the Lease or in this agreement, and this agreement shall not bind the Landlord and the Tenant until executed and delivered.

     8. This agreement may not be changed, modified or canceled orally and shall be binding upon and inure to the benefit of the respective parties hereto, their successors, and except as otherwise provided in the Lease, their assigns. As modified and extended by the terms of this agreement, the Lease is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.
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Witness:                            Landlord:
                                    ABNER PROPERTIES COMPANY

                                    BY: /s/ Jonathan P. Rosen
__________________________             -------------------------------
As to Landlord                            Jonathan P. Rosen
                                          General Partner



Witness:                            Tenant:
                                    ALLOY ONLINE INC.

                                    BY: /s/ Jim Johnson
__________________________             --------------------------------
As to Tenant                              Jim Johnson, President